UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2009

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2009, TVA announced a reorganization of its executive managerial structure, effective as of January 4, 2010.  As part of this reorganization, Kimberly S. Greene will leave her position as TVA’s Chief Financial Officer and Executive Vice President, Financial Services in order to assume the newly created position of TVA Group President.  As Group President, Ms. Greene will be responsible for, among other things, strategy, planning, customer service, government relations, communications, environmental operations, commercial activities, and renewable energy.  Ms. Greene’s compensation package for fiscal year 2010 has not been affected by her appointment as Group President.

John M. Hoskins, who is currently TVA’s Senior Vice President and Treasurer, will serve as Interim Chief Financial Officer beginning January 4, 2010.  Mr. Hoskins, age 54, joined TVA in 1978 and joined the Treasurer’s office in 1987.  He was named Vice President and Treasurer in 1994 and Senior Vice President and Treasurer in 2000.  He has served on the TVA Retirement System Board of Directors since 2003.  Mr. Hoskins previously served as Interim Chief Financial Officer from November 2006 to September 2007.

Mr. Hoskins’s compensation package has not been affected by his appointment as Interim Chief Financial Officer and currently consists of the following for fiscal year 2010:

◊ A base salary of $272,000

◊ Executive Annual Incentive Plan (“EAIP”) opportunity of 40% of salary

◊ Executive Long-Term Incentive Plan (“ELTIP”) opportunity of 25% of salary

In addition, Mr. Hoskins will be eligible during fiscal year 2010 to participate in TVA’s Long-Term Deferred Compensation Plan and to receive credits under this plan.

The goals for the EAIP for fiscal year 2010 have not yet been established for Mr. Hoskins or for any of the Named Executive Officers identified in the Summary Compensation Table in Item 11 of TVA’s Annual Report on Form 10-K for fiscal year 2009 (the “Annual Report”).  The goals for the ELTIP for the performance cycle ending on September 30, 2010, for Mr. Hoskins and for the Named Executive Officers remain unchanged from the goals for the performance cycle ended on September 30, 2009, and are based on two measures: connection point interruptions (the number of interruptions of power at connection points caused by TVA’s transmission system) and retail rates (distributor reported retail power revenue and directly served power revenue divided by distributor reported retails sales and directly served power sales).  See Item 11, Executive Compensation in the Annual Report for more information regarding the ELTIP goals.

There are no family relationships between Mr. Hoskins and any director, executive officer, or person nominated or chosen to become a director or executive officer of TVA.  Mr. Hoskins does not have a direct or indirect material interest in any transaction or arrangement in which TVA is a participant other than in connection with his employment as described in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2009	Tennessee Valley Authority
(Registrant)

/s/ Kimberly S. Greene
Kimberly S. Greene
Chief Financial Officer and Executive Vice President, Financial Services